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                                                                    Exhibit 12.1

                                                                 YEAR ENDED DECEMBER 31,
                                          ----------------------------------------------------------------------
                                            1999             2000           2001          2002             2003
                                          --------         -------        -------       --------          ------
PRE-TAX INCOME (LOSS) FROM
CONTINUING OPERATIONS                     $(26,929)        $13,657        $(9,367)      $(12,782)         $2,429
                                          ========         =======        =======       ========          ======
FIXED CHARGES:
Interest Expense                             1,407             817            524          3,259             959
Rental Expense (33%)                         1,521           1,291            593            373             381
                                          --------         -------        -------       --------          ------
TOTAL FIXED CHARGES                          2,928           2,108          1,117          3,632           1,340
                                          ========         =======        =======       ========          ======
EARNINGS:
Pre-tax income (loss) from
continuing operations plus fixed
charges                                   $(24,001)        $15,765        $(8,250)      $ (9,150)         $3,769
                                          ========         =======        =======       ========          ======

RATIO OF EARNINGS TO FIXED CHARGES               -             7.5              -              -             2.8
                                          ========         =======        =======       ========          ======

         Due to our loss in the years ended December 31, 2002, 2001 and 1999 we would have had to generate additional earnings of $12.8 million, $9.4 million and $26.9 million, respectively, to achieve a coverage of 1:1.